PROMISSORY NOTE

From:

GENEVA RESOURCES INC.

To:

PIERCO ENERGY CORP.

PROMISSORY NOTE

PROMISSORY NOTE
Between the BORROWER and the LENDER
Principal Sum of U.S. $20,000
Principal:	U.S. $20,000 (twenty thousand):	Made at Vancouver, B.C.
Maturing:	ON DEMAND

          THIS PROMISSORY NOTE is provided, dated and made effective as of the 28th day of October, 2010 (the "Effective Date").

FROM:	GENEVA RESOURCES INC. 2533 N. Carson Street, Suite 125 Carson City, Nevada 89706 (the "Borrower")	OF THE FIRST PART
TO:	PIERCO ENERGY CORP. 7557 Ramble Road, Suite 700 Dallas, Texas 75231 (the "Lender")	OF THE SECOND PART
(the Borrower and the Lender being hereinafter singularly also referred to as a "Party" and collectively referred to as the "Parties" as the context so requires).

          FOR VALUABLE CONSIDERATION, receipt whereof is hereby acknowledged, the undersigned, Borrower, hereby promises to pay to the Lender, or the holder of this promissory note (the "Promissory Note"), in accordance with the terms and conditions referenced herein, the aggregate principal sum of Twenty Thousand Dollars (U.S. $20,000) in lawful money of the United States (hereinafter referred to as the "Principal Sum") together with simple interest accruing on the Principal Sum and commencing on the above-referenced Effective Date of this Promissory Note at the rate of five percent (5.0%) per annum, and not in advance, both before and after default, demand and judgment (herein the "Interest"); with any such outstanding Interest to be payable in full to the Lender on repayment of the Principal Sum in the manner as set forth immediately hereinbelow (and with the totality of the within Principal Sum advance by the Lender to the Borrower being the "Loan" hereunder).

Repayment of the Loan

          The Principal Sum of this Loan, together with all outstanding Interest accrued thereon as specified hereinabove, is hereby irrevocably and unconditionally due and payable by the Borrower to the order and direction of the Lender within 3 business days following demand (the "Demand Date").

          The Borrower may prepay and redeem any portion of the Principal Sum portion of the Loan, and its then related Interest, in whole or in part at any time prior to the Demand Date (the "Right of Redemption") and in the manner as set forth immediately hereinbelow by providing the Lender with no less than five calendar days' prior written notice (the "Redemption Notice") of its Right of Redemption intention to redeem and repay all or any portion of the Principal Sum and any Interest accrued thereon, which would be due and owing by the Borrower to the Lender at the end of such five-day period (collectively, the "Redemption Amount") (such date at the end of such five-day period being the "Redemption Date" and, for clarity, such Redemption Date would be the date to which such Principal Sum and Interest would be calculated and due and payable to the Lender at the close of business, in Dallas, Texas on such Redemption Date).

General provisions

          The holder of this Promissory Note may, from time to time, grant written indulgences with respect to certain payment amounts or periods but such indulgences will not in any way affect the undersigned's liability upon this Promissory Note nor will such indulgences vary any other term to which indulgence has not specifically been granted. No indulgence will be enforceable against the holder unless granted in writing.

          The undersigned hereby waives demand, presentment for payment, notice of non-payment and protest.

          If any provision of this Promissory Note is held to be invalid, illegal or unenforceable, then such will not affect or impair the validity, legality or enforceability of the remaining provisions.

          WITNESS the hand of the authorized representative of the undersigned Borrower given as of the Effective Date determined hereinabove.

GENEVA RESOURCES INC.

/s/ signed
Authorized Signatory